Exhibit 33.1

[Letterhead of GMAC Residential Funding Company, LLC]

Certification Regarding Compliance with Applicable Servicing Criteria

1.	Residential Funding Company, LLC (“RFC”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2007 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include (i) all SEC-registered transactions closed on or after January 1, 2006 and (ii) unregistered transactions where RFC has agreed to prepare an assessment of compliance in conformity with Item 1122 of Regulation AB, for which RFC acted as a master servicer and/or securities administrator and involving first and second lien mortgage loans and home equity loans whether sold as whole loans or transferred in connection with securitization transactions (the “RFC Master Servicing Platform”), as set forth in Appendix B hereto.

2.	Except as set forth in paragraph 3 below, RFC used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;

3.	The criteria listed in the column titled “Inapplicable to Residential Funding Company, LLC as Master Servicer and Securities Administrator” in Appendix A hereto are inapplicable to RFC based on the activities it performs with respect to the RFC Master Servicing Platform;

4.	RFC has complied, in all material respects, with the applicable servicing criteria as of December 31, 2007 and for the Reporting Period with respect to the RFC Master Servicing Platform taken as a whole.

5.	PricewaterhouseCoopers, LLP, a registered independent public accounting firm, has issued an attestation report on RFC’s assessment of compliance with the applicable servicing criteria for the Reporting Period.

March 17, 2008

Residential Funding Company, LLC

	By:	/s/ Anthony N. Renzi
Name: Anthony N. Renzi
Title: Managing Director

APPENDIX A

SERVICING CRITERIA		SERVICING CRITERIA
Reg AB Reference	Criteria	Applicable to Residential Funding Company, LLC as Master Servicer and Securities Administrator	Inapplicable to Residential Funding Company, LLC as Master Servicer and Securities Administrator
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up Servicer for the pool assets are maintained.	X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.		X

SERVICING CRITERIA		SERVICING CRITERIA
Reg AB Reference	Criteria	Applicable to Residential Funding Company, LLC as Master Servicer and Securities Administrator	Inapplicable to Residential Funding Company, LLC as Master Servicer and Securities Administrator
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A)
mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other
	number of days specified in the transaction agreements.	X
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Pool asset and related documents are safeguarded as required by the transaction agreements		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X

SERVICING CRITERIA		SERVICING CRITERIA
Reg AB Reference	Criteria	Applicable to Residential Funding Company, LLC as Master Servicer and Securities Administrator	Inapplicable to Residential Funding Company, LLC as Master Servicer and Securities Administrator
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

APPENDIX B

2007-EMX1	2007-S5	2006-QA1	2006-RZ1
2007-HI1	2007-S6	2006-QA10	2006-RZ2
2007-HSA1	2007-S7	2006-QA11	2006-RZ3
2007-HSA2	2007-S8	2006-QA2	2006-RZ4
2007-HSA3	2007-S9	2006-QA3	2006-RZ5
2007-KS1	2007-SA1	2006-QA4	2006-S1
2007-KS2	2007-SA2	2006-QA5	2006-S10
2007-KS3	2007-SA3	2006-QA6	2006-S11
2007-KS4	2007-SA4	2006-QA7	2006-S12
2007-QA1	2007-SP1	2006-QA8	2006-S2
2007-QA2	2007-SP2	2006-QA9	2006-S3
2007-QA3	2007-SP3	2006-QH1	2006-S4
2007-QA4	2006-EFC1	2006-QO1	2006-S5
2007-QA5	2006-EFC2	2006-QO10	2006-S6
2007-QH1	2006-EMX1	2006-QO2	2006-S7
2007-QH2	2006-EMX2	2006-QO3	2006-S8
2007-QH3	2006-EMX3	2006-QO4	2006-S9
2007-QH4	2006-EMX4	2006-QO5	2006-SA1
2007-QH5	2006-EMX5	2006-QO6	2006-SA2
2007-QH6	2006-EMX6	2006-QO7	2006-SA3
2007-QH7	2006-EMX7	2006-QO8	2006-SA4
2007-QH8	2006-EMX8	2006-QO9	2006-SP1
2007-QH9	2006-EMX9	2006-QS1	2006-SP2
2007-QO1	2006-HI1	2006-QS10	2006-SP3
2007-QO2	2006-HI2	2006-QS11	2006-SP4
2007-QO3	2006-HI3	2006-QS12
2007-QO4	2006-HI4	2006-QS13	2006-C4
2007-QO5	2006-HI5	2006-QS14	2006-C5
2007-QS1	2006-HSA1	2006-QS15
2007-QS10	2006-HSA2	2006-QS16
2007-QS11	2006-HSA3	2006-QS17
2007-QS2	2006-HSA4	2006-QS18
2007-QS3	2006-HSA5	2006-QS2
2007-QS4	2006-KS1	2006-QS3
2007-QS5	2006-KS2	2006-QS4
2007-QS6	2006-KS3	2006-QS5
2007-QS7	2006-KS4	2006-QS6
2007-QS8	2006-KS5	2006-QS7
2007-QS9	2006-KS6	2006-QS8
2007-RS1	2006-KS7	2006-QS9
2007-RS2	2006-KS8	2006-RS1
2007-RZ1	2006-KS9	2006-RS2
2007-S1	2006-NC1	2006-RS3
2007-S2	2006-NC2	2006-RS4
2007-S3	2006-NC3	2006-RS5
2007-S4		2006-RS6

2007-2N	2006-BAFC-1
2007-DBALT-OA1	2006-BAFC-5
2007-DBALT-RAMP1	2006-DBALT-AR1
2007-DLJMC-HCSB	2006-HWH10
2007-GSR-AR1	2006-HWH17	-

2007-GSR-OA1	2006-HWH19
2007-GSR-OA2	2006-KWH1
2007-HALO-AR2	2006-KWH3B
2007-HEL1	2006-LUM-5
2007-HV2	2006-LUM-6
2007-HV7	2006-MARM-OA1
2007-LUM-2	2006-MARM-OA2
2007-LXS-12N	2006-POWH13
2007-LXS-15N	2006-POWH13B
2007-LXS-4N LEHMAN	2006-POWH16
2007-MANA-A2	2006-POWH16B
2007-MANA-AF1	2006-POWH17
2007-MANA-OAR3	2006-POWH17B
2007-MANA-OAR4	2006-POWH18
2007-MARM-3	2006-POWH18B
2007-POWH3	2006-POWH20
2007-QRWH1	2006-POWH21
2007-SARM-06	2006-POWH22
2007-SARM-3 LEHMAN	2006-QWH20
2001-PTWH11	2006-QWH8
2003-PTWH18	2006-WH1
2005-QWH13	2006-WH11
2005-QWH7	2006-WH12
2005-WH20	2006-WH21
2005-WH25A
2005-WH25B
2005-WH28B
2005-WH29

2007-ACE SL1

2007-HALO AR1

2007-MARM1

2007-RFC1

2006-18N

2006-BAFC6

2006-CMLT1 AAR7

2006-D

2006-DBALT-AF1

2006-GSAA1

2006-GSAMP HE8

2006-GSR-AR2

2006-LUM3

2006-MARM-OA3

2006-RFC1 CCM